                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                               OF JOEL S. KANTER


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of this 1st day of January, 1996, by and between WALNUT FINANCIAL SERVICES, INC., a Utah corporation ("Employer"), and JOEL S. KANTER, an individual ("Employee").


                                    RECITALS

     WHEREAS, Employee had been previously employed by Walnut Capital Corp. ("WCC"), a Delaware corporation and wholly-owned subsidiary of Employer, pursuant to an Employment and Non-Competition Agreement of Joel S. Kanter dated as of February 27, 1995 (the "WCC Contract"); and

     WHEREAS, Employee and WCC mutually agree to terminate the WCC Contract and agree that no amounts will be owing to Employee as a result of such termination; and

     WHEREAS, Employer desires to employ Employee on the terms and conditions herein set forth; and

     WHEREAS, Employee desires to be employed by Employer on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. Employer hereby agrees to employ Employee as President with the duties and responsibilities set forth herein, and in such other executive capacities as the Board of Directors of Employer's or a duly authorized committee thereof (the "Board") may from time to time determine, and Employee hereby agrees to become and to remain employed by Employer, for the Term (as hereinafter defined) and upon the other terms and conditions hereinafter set forth.

2. TERM. The commencement date of this Agreement shall be the date hereof, and its term shall continue until February 27, 1998, as extended pursuant to Section 12.4 hereof, unless sooner terminated pursuant to the terms and conditions hereof (the "Term").

3. BASE SALARY. For faithful performance of Employee's duties and responsibilities, Employee shall receive a minimum base salary of Seventy Thousand and No/100 Dollars ($70,000.00)





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      per year through the end of the Term.  The Board shall make an annual determination as to any increases in the base salary. Employee's base salary shall be payable in accordance with Employer's usual practices, including, without limitation, the withholding of all applicable federal, state and local taxes, and shall be paid only for that portion of each calendar year during which Employee was actually employed.

4.    FRINGE BENEFITS.

      4.1 Benefit Plans. During the Term, Employee shall be entitled to participate in all stock option plans, employee benefit plans or programs of Employer and Employer's subsidiaries to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. Employer does not guaranty the adoption or continuance of any particular stock option plan, employee benefit plan or program during the Term, and Employee's participation in any such plans or programs shall be subject to the provisions, rules and regulations applicable thereto.

      4.2 Vacations. During the Term, Employee shall be entitled to vacation days with pay in accordance with Employer's policies in effect from time to time.

5. EXPENSES. Employer shall pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him for the benefit of Employer and in the performance of his duties and responsibilities under this Agreement, subject to the presentation of appropriate receipts and vouchers in accordance with Employer's policies for expense verification. In addition, Employee will comply with all policies and procedures adopted by Employer from time to time applicable to its executive employees and relating to or regulating the nature and extent of reimbursable expenses, the manner of accounting therefor and the manner of reimbursement of same, including, without limitation, any limit imposed by Employer on the total amount of said expenses relative to the amount budgeted therefor in Employer's annual budget as approved by the Board (the "Budget").

6. BONUS. In addition to the base salary and other benefits set forth above, Employee shall be entitled to such bonus, if any, as the Board determines from time to time, in its sole and absolute discretion.

7.    DUTIES AND RESPONSIBILITIES.

      7.1. Nature of Employee's Duties. Subject to the control of the Board and the terms and conditions of this Agreement, Employee shall perform such executive, administrative and supervisory duties as are called for in connection with (a) the marketing and sales of Employer's services, (b) the development of new services for Employer, (c) general public relations for Employer, and (d) the delivery to each of the Board detailed monthly written reports regarding the operations of Employer in form and substance





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            acceptable to the Board in its reasonable discretion.  Employee shall also perform such other duties commensurate with Employee's position as the Board may reasonably request from time to time, including, without limitation, the performance of any such duties on behalf of Employer or any subsidiary of Employer, or any subsidiary of any of them (all of the foregoing entities are referred to collectively herein as the "Employer Group").

      7.2. Compliance with Rules. From and after the date Employee is notified of same, Employee shall comply with such reasonable rules, regulations, policies and orders as may be issued by Employer, which shall have the same force and effect as though written into this Agreement (and they are hereby incorporated herein and made a part hereof).

      7.3. Hiring and Firing Other Employees. Employee agrees that all decisions involving the selection and termination of all key employees reporting directly to Employee will not be implemented without the prior written consent of the Board, which approval may be granted or withheld in the sole and absolute discretion of the Board.

      7.4. Expenditures. Employee shall obtain the express written approval of the Board, which may be granted or withheld in the sole and absolute discretion of the Board, before entering into any contract whatsoever, oral or in writing, whether in Employee's name or in the name of Employer, requiring the expenditure of money or the assumption of any obligation not specifically set forth in the Budget in excess of Ten Thousand and no/100 Dollars ($10,000.00).

 8. FAITHFUL PERFORMANCE. During the Term, Employee shall faithfully perform his duties and responsibilities to the best of his ability and devote his full time, attention and efforts to the business and affairs of Employer and the overall development and growth of Employer's business, or as otherwise reasonably requested by the Board. In this regard, Employee additionally agrees as follows:

      8.1. Other Business Interests. Employee shall not expend time engaged in the actual operation and management of any business which competes directly with the business of any of the entities in the Employer Group, unless Employee has previously provided Employer with a reasonably detailed written description of any such proposed activities and obtained the prior written consent of the Board, which may be granted or withheld in the sole and absolute discretion of the Board.

      8.2. Investments. Employee, his spouse and minor children living at home shall not have a financial interest in excess of five percent (5%), either directly or indirectly, alone or in partnership, through a trust or as a shareholder, in any firm, corporation or other entity which does business with any entity in the Employer Group or competes





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            with the business of any of the entities in the Employer Group without the prior written approval of the Board, which may be granted or withheld in the sole and absolute discretion of the Board. Should the status of either the business of any of the entities in the Employer Group or Employee's financial interest in any other business change so as to result in a breach of the foregoing provision, Employee shall immediately disclose such breach to the Board.

      8.3. No Inconsistent Obligations. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that he will not render or perform services for any other person, firm, corporation or other entity which are inconsistent with the provisions of this Agreement.

      8.4. No Finder's Fees. If, during the Term, Employee is engaged in or associated with the planning or implementation of any project, program or venture involving any of the entities in the Employer Group and a third party or parties, all rights in such project, program or venture shall belong to such entity. Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to Employee pursuant to the terms and conditions of this Agreement.

9. CONFIDENTIAL INFORMATION. The Employer Group is primarily engaged in the business actively investing in early stage development companies, providing bridge financing to small to medium-sized companies and providing financial asset recovery services and consulting services to securities firms, banks and other financial institutions, fiduciaries, bankruptcy trustees and other businesses. Employee acknowledges that certain information, described as follows, to which Employee will have access by virtue of his employment with Employer is highly confidential, proprietary and trade secret information:

      9.1. Proprietary Information. Any and all information pertaining to or described as (a) any unique attributes of an entity in the Employer Group's services or products, (b) the identity of an entity in the Employer Group's suppliers and supplier lists; brokers and broker lists, and customers and customer lists, (c) marketing literature and marketing and promotional schedules and plans, (d) documents and information regarding an entity in the Employer Group's methods of operation and/or formulation of services, (e) information concerning sales volumes, profits, operating percentages and ratios, pricing and costs, including, without limitation, employee compensation and (f) any and all other highly confidential, proprietary or trade secret information of such entity.

      9.2. Records. All books, records, memos, diaries, appointment schedules, software, data processing information (whether transcribed or not), computer processes, as well as





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            any other information or records pertaining to the business of any of the entities in the Employer Group as may come within the knowledge and/or control of Employee.

      9.3. Inventions. Any invention, improvement, discovery, recipe, formula, idea or concept (whether patentable or not, including, without limitation, those which are or may be subject to patent, copyright or trademark protection) (a) relating to the existing or reasonably foreseeable business interests of an entity in the Employer Group, or (b) which relate to an entity in the Employer Group's actual or demonstrably anticipated research or development, or (c) which result from work performed by Employee for Employer, or
           (d) for which equipment, supplies, facilities or trade secret information of an entity in the Employer Group are used, or (e) which are developed on Employer's time.

      For purposes of this Agreement, the proprietary information, records and inventions identified above shall be referred to collectively herein as "Confidential Information", except to the extent any of same becomes public knowledge through no breach of this Agreement.

10.   OWNERSHIP AND PROTECTION OF CONFIDENTIAL INFORMATION.  All
      Confidential Information shall be the exclusive property of the appropriate entity in the Employer Group and shall not be removed from Employer's or the Employer Group's places of business, reproduced or otherwise used by Employee without the Board's express prior written consent, which may be granted or withheld in the sole and absolute discretion of the Board; Employee hereby assigns and transfers to Employer any right, title or interest Employee may have in any Confidential Information, which assignment and transfer is hereby accepted by Employer on behalf of the appropriate entity in the Employer Group. Employee shall not, at any time during the period commencing on the date hereof and ending on that date which is ten (10) years after the date of termination of Employee's employment in any capacity with Employer, disclose or use any Confidential Information, except to the extent expressly allowed by this Agreement. Employee agrees not to disclose, divulge or communicate any Confidential Information to any person, firm, corporation or other entity, except (a) to persons who are employed or engaged by Employer or an entity in the Employer Group and need to know, (b) as to marketing materials, to existing or potential suppliers and/or customers, (c) as required by law, court order or governmental demand, provided that Employee has given Employer prompt written notice that he believes he is required to disclose same so that the appropriate entity in the Employer Group has had reasonable opportunity to seek a protective order or other appropriate remedy, and
      (d) as to any part of Employee's compensation, to Employee's family or as required for tax, banking, credit, financing, insurance or other purposes involving credit or services being sought or maintained by Employee. The parties hereto stipulate that all Confidential Information has been or will be acquired or developed by an entity in the Employer Group at great expense and substantial effort and is and will be important and material and does and will contribute significantly to the successful conduct of its business and its goodwill.





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11.   NON-COMPETE.  For and in partial consideration of Employer entering into this Agreement, Employee's continued employment, his salary and other benefits, and other valuable consideration set forth herein, Employee agrees that, during the period commencing the date of this Agreement and ending on that date which is three (3) years after the date of termination, pursuant to either Section 12.1 or 12.2 hereof, of Employee's employment with Employer in any capacity whatsoever (the "Non-Compete Period"), he shall:

     11.1. Disclosure. Inform any new employer, prior to accepting employment, of the existence of this Agreement and provide such employer with a copy thereof.

     11.2. No Solicitation. Not, without the prior written consent of the Board, which may be given or withheld in the sole and absolute discretion of the Board, directly or indirectly, in any manner, contact or solicit any of the then current customers or suppliers of any entity in the Employer Group (other than Walnut and Walnut's subsidiaries) for any business purpose whatsoever. The terms "customers" and "suppliers" shall be deemed to include the parents, subsidiaries and affiliated persons and entities thereof.

     11.3. No Encouragement of Others. Not, directly or indirectly, assist, induce or encourage any other person, firm, corporation or other entity, and in particular an employee of Employer or any entity in the Employer Group (other than Walnut and Walnut's subsidiaries), in carrying out any activity that would be prohibited hereunder if such activity were carried out by Employee either directly or indirectly.

     11.4. No Hiring of Others. Not, without the prior written consent of the Board, which may be given or withheld in the sole and absolute discretion of the Board, directly or indirectly, in any manner, employ (or contract with, or solicit for the purpose of seeking to employ or to contract with) any past, present or prospective employee, agent, independent contractor or consultant of any entity in the Employer Group (other than Walnut and Walnut's subsidiaries).

12. TERMINATION. This Agreement may be terminated prior to the expiration of the Term by Employer upon the occurrence of grounds justifying "discharge for cause," or by voluntary election by either Employer or Employee upon prior written notice, all as further described hereinbelow:

     12.1 Discharge for Cause. Employer shall have the right to immediately (after the expiration of any applicable cure periods) terminate this Agreement in the event of (a) Employee's death or any disability which causes Employee to be unable to perform or engage in his substantial and material duties as contemplated by this Agreement for a total of ninety (90) days during any twelve (12) month period, (b) any material failure by Employee to perform his duties and responsibilities as





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            described herein, (c) any material dishonesty by Employee, (d)
            Employee being under the influence of alcohol at any of Employer's or any of the Employer Group's places of business or while conducting Employer's business, (e) Employee being under the influence of non-prescriptive, hallucinogenic drugs at any of Employer's or any of the Employer Group's places of business or while conducting Employer's business, (f) Employee being convicted of a felony, (g) any action by Employee involving serious moral turpitude, (h) any material breach by Employee of any material covenant or condition of this Agreement, (i) any material breach of any representation or warranty by WCC under that certain Agreement and Plan of Reorganization dated as of November 8, 1994 by and between WCC and Employer caused, in whole or in part, directly or indirectly, by any act or omission of Employee, or (j) Employee engaging in any other misconduct reasonably likely to materially adversely affect the business and/or reputation of Employer or any entity in the Employer Group.

         12.1.1. Determination by the Board. The existence or nonexistence of any of the foregoing causes as grounds for termination shall be determined in good faith by the Board.

         12.1.2. Notice and Cure. In the event the Board's determination of the existence of any such cause is based on clauses (b), (g) or (h) above, then, prior to any termination under this Section 12.1, the Board shall notify Employee of such cause in writing and Employee shall thereafter have fifteen (15) days to cure such cause before Employer may terminate him hereunder based on a failure to timely effect a cure. As to any other cause described above, the Board will determine in its reasonable judgment whether the applicable cause can be cured. If the Board determines that it can be cured, Employee will be notified in writing of the cause and given fifteen (15) days to cure such cause before Employer may terminate him hereunder based on a failure to timely effect a cure. In the event Employee's acts and/or omissions give rise to more than one of such causes for termination, then Employer may nevertheless terminate Employee based on any single cause provided Employer has complied with any applicable requirements under this Section 12.1.2 with regard to such specific cause.

         12.1.3. Compensation. Upon a termination by Employer for any of the foregoing causes, which shall be deemed a "discharge for cause," Employee shall be entitled to receive as compensation through the date of termination only his accrued but unpaid base salary, an amount equivalent to his earned but unused vacation pay and an amount equivalent to any other accrued but unpaid benefits, but no bonus. In addition, in the event Employer terminates Employee for cause based solely on a disability, as referenced in clause (a)





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                  above, which caused Employee to be unable to perform as
                  described in said clause (a) for a total of ninety (90) days during any twelve (12) month period, but not for ninety (90) consecutive days, then Employer shall continue to pay any premiums necessary to keep any disability policy relating to Employee in place for ninety (90) days after the date of termination.

     12.2. Early Termination by Employee. Employee may voluntarily elect to terminate this Agreement upon ninety (90) days prior written notice to Employer. In such event, Employee shall be entitled to receive as compensation through the date of termination only his accrued but unpaid base salary, an amount equivalent to his earned but unused vacation pay, an amount equivalent to any other accrued but unpaid benefits, and such bonus as the Board determines to pay Employee in its sole and absolute discretion.

     12.3. Early Termination by Employer. Employer may voluntarily elect to terminate this Agreement (other than in accordance with the provisions of Section 12.1 above) upon ninety (90) days prior written notice to Employee. In such event, Employee shall be entitled to continue to receive, during the period beginning on the date of termination and ending on that date which is twelve (12) months after the date of termination (the "Continuation Period"), Employee's base salary at the rate applicable as of the date of termination plus an amount equal to what Employer's cost, as reasonably determined by Employer, for Employee's fringe benefits (including, without limitation, retirement, health and medical insurance, life insurance and auto allowance) at their then-current levels would have been during the Continuation Period (by accepting such payment, Employee shall not be deemed to have waived, and shall still be entitled to exercise, all rights available to him with regard to health care benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, but only until he obtains employment with another employer). Payment of the foregoing amounts shall be made by Employer on a monthly basis. In addition, included along with such monthly payments shall be a monthly installment of a prorated bonus relating to Employee's period of employment earned in connection with Employer's bonus plan, if any, in place on the date of termination.

     12.4. Renewals. Beginning on that date which is thirteen (13) months prior to the end of the Term and until that date which is fifteen (15) days after said beginning date (a "Renewal Request Period"), Employee may inquire of Employer in writing (a "Renewal Request") whether Employer desires to extend the Term for another twelve (12) months beyond the then current end of the Term. In the event Employer receives a Renewal Request during a Renewal Request Period, Employer shall determine whether to extend the Term by twelve (12) months and deliver written notice (a "Renewal Response") to Employee of its determination on or before that date which is twelve (12) months prior to the then current end of the Term. In the





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            event Employer timely delivers a Renewal Response which states that
            Employer desires to so extend the Term, the Term shall then be deemed so extended. In the event Employer timely delivers a Renewal Response which states that Employer does not desire to so extend the Term, or in the event Employer does not timely deliver a Renewal Response, then the Term shall not be deemed extended and shall terminate at the then current end of the Term. Furthermore, also in the event Employee fails to timely deliver a Renewal Request, the Term shall not be deemed extended. Notwithstanding any of the foregoing to the contrary, the end of the Term shall in all instances be subject to earlier termination pursuant to the other terms and conditions of this Agreement.

     12.5. Method of Payment of Compensation. Except as otherwise provided above, all amounts to be paid by Employer to Employee in connection with a termination shall be paid in accordance with Employer's applicable practices. Furthermore, Employee authorizes Employer to withhold or deduct from the compensation to be paid to Employee upon termination (a) all applicable taxes, (b) an amount equal to any balances remaining from advances against salary given to Employee during the term of his employment, provided that Employer complies with any and all applicable requirements of federal, state and local law, and (c) an amount sufficient to cover any damages suffered by Employer on account of Employee's discharge for cause or an early termination by Employee without at least ninety (90) days' prior written notice as required by Section 12.2 hereof.

     12.6. Return of Business Records. Concurrently with Employee's termination, and whether said termination is voluntary or for cause, Employee shall turn over to Employer all Confidential Information, including, without limitation, any and all books, records, memos, diaries, supplier lists, distributor lists, broker lists, customer lists, product formulations, appointment schedules, software, data processing information, computer processes and all other business records and information pertaining to Employer's business or the business of any of the entities in the Employer Group without reproducing same, together with all other property, in good condition, normal wear and tear excepted.

13. EMPLOYER'S EQUITABLE REMEDIES. Employee hereby expressly agrees that the restrictions on Employee contained in Sections 9, 10 and 11 hereof (collectively, the "Restrictive Covenants") are reasonable in scope and duration and necessary to protect the businesses and goodwill of Employer and the entities in the Employer Group. A breach of any of the Restrictive Covenants by Employee will cause substantial irreparable and continuing damages to Employer which cannot be precisely determined and for which there may be no adequate remedy at law. Accordingly, in addition to, and not in limitation of, any other rights available to Employer, Employer shall be entitled to injunctive relief (preliminarily and permanently) for any breach of the provisions of any of the Restrictive Covenants, without posting a bond.





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      The existence of any claim or cause of action of Employee against
      Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Employer of any of the Restrictive Covenants, except that this provision shall not apply to the enforcement of the Restrictive Covenants contained in Section 11 hereof in the event Employer has terminated Employee's employment pursuant to
      Section 12.3 hereof and failed to make good faith compensation payments pursuant to the terms thereof. The Restrictive Covenants are essential elements of this Agreement as, but for the agreement of Employee to comply with such Restrictive Covenants, Employer would not have agreed to enter into this Agreement. Each Restrictive Covenant shall be construed as an agreement independent of any other provision in this Agreement.

14. UNFUNDED AGREEMENT. Employer's obligations under this Agreement shall be unfunded, but Employer reserves the right (but has no obligation) to provide for its liability under this Agreement in any manner it deems advisable, including, without limitation, the purchasing of such assets (such as an insurance policy or policies on Employee's life) as it may deem necessary or proper; provided, however, that Employee's insurability or noninsurability shall in no way affect Employer's obligations pursuant to this Agreement. Employee, his wife or his widow after his death, or his designated beneficiaries, personal representatives, heirs, successors and assigns, shall have no claim or rights with respect to, and shall have no property or equitable interest whatsoever in, any specific funds or assets of Employer and shall only have the status of a general unsecured creditor with respect to Employer hereunder.

15. OTHER ENTITIES NOT OBLIGATED. Employee hereby expressly acknowledges and agrees that none of the other entities in the Employer Group shall be deemed to have any obligations or liabilities to Employee arising out of Employer's obligations under this Agreement.

16. SURVIVAL. The obligations contained in Sections 9, 10, 11 and 12 hereof shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination of this Agreement or which may arise by any event causing the termination of this Agreement.

17. RESERVATION OF RIGHTS. Employer hereby reserves the right, in its sole and absolute discretion, (a) upon notice to Employee, to change, interpret, withdraw or add to any of the policies or terms and conditions of employment, and to increase, decrease or eliminate entirely any benefits, and (b) to do so without prior notice to or consultation with Employee, so long as such policies, terms and conditions or benefits do not constitute a reduction in the compensation or economic benefits of Employee as provided in this Agreement.





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18.        MISCELLANEOUS.

     18.1. Notices. Any notice required or permitted to be given hereunder shall be in writing, and shall be either (a) personally delivered, (b) sent by U.S. certified or registered mail, return receipt requested, postage prepaid, or (c) sent by Federal Express or other reputable common carrier guaranteeing next business day delivery, to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent.

           To Employer:     Walnut Financial Services, Inc.
                            8000 Towers Crescent Drive, Suite 1070
                            Vienna, Virginia 22182
                            Attn:  Mr. Burton W. Kanter

           with a copy to:  Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                            333 W. Wacker Drive, Suite 2700
                            Chicago, Illinois 60606
                            Attn:  Joshua S. Kanter, Esq.

           To Employee:     Joel S. Kanter
                            5903 Moss Wood Lane
                            McLean, Virginia  22101


     18.2. Captions. The captions used herein are for convenience and ease of reference only, and constitute no part of the agreement or understanding of the parties hereto.

     18.3. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the matters described herein and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement can be altered or amended only by an instrument in writing signed by each of the parties hereto.

     18.4. Applicable Law. This Agreement has been negotiated and delivered at Chicago, Illinois and shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to (a) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (b) where any instrument is executed or delivered; (c) where any payment or other performance required by any such instrument is made or required to be made; (d) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues;
           (e) where any action or other proceeding is instituted or pending;
           (f) the nationality, citizenship,





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            domicile, principal place of business, or jurisdiction or
            organization or domestication of any party; (g) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Illinois; or (h) any combination of the foregoing.

     18.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

     18.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions shall be ineffective to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     17.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement.

19. PREVAILING PARTY. If either party hereto shall bring an action against the other by reason of the breach or alleged violation of any covenant, term or obligation hereof or for the enforcement of any provision, or otherwise arising out of this Agreement, the prevailing party in such suit shall be entitled to its costs of suit and reasonable attorneys' fees and expenses, which shall be payable whether or not such action is prosecuted to judgment. As used herein, the term "prevailing party" shall include, without limitation, a party who dismissed an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached, or considerations substantially equal to the relief sought in the action.

20. EMPLOYEE ACKNOWLEDGEMENTS. Employee hereby expressly acknowledges that (a) he has read this Agreement fully and completely, (b) he was given adequate opportunity to consult with legal counsel and is fully aware of the legal effect of each of the terms and conditions hereof, (c) the terms and conditions contained herein are reasonable and, to Employee's knowledge, enforceable, (d) said terms and conditions contain the sole consideration for this Agreement, and (e) Employee enters into this Agreement freely, without coercion and based upon Employee's own judgment and not in reliance upon any representation other than those set forth in this Agreement.

21. INCORPORATION OF RECITALS. The recitals set forth above are incorporated herein by this reference.





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



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


EMPLOYER:                    WALNUT FINANCIAL SERVICES, INC.,
                             a Utah corporation



                             By:/s/ Burton W. Kanter
                             --------------------------------
                               Its:Chief Executive Officer
                             --------------------------------



EMPLOYEE:                    /s/ Joel S. Kanter
                             --------------------------------
                             JOEL S. KANTER



                                    Joinder


     For purposes of the Recitals and Section 21 of the foregoing Employment and Non-Competition Agreement of Joel S. Kanter, the undersigned executes this joinder to evidence its agreement therewith and intention to be bound by such provisions.

                                           WALNUT CAPITAL CORP., a Delaware
                                           corporation


                                           By:
                                              ------------------------------
                                               Its:
                                                   -------------------------




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